Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 (No. 333-258018) of our report dated March 3, 2022, relating to the financial statements of PLAYSTUDIOS, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Las Vegas, NV
July 13, 2022